UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
McAfee, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 14, 2008, McAfee, Inc. (“McAfee”) filed a current report on Form 8-K with the Securities and Exchange Commission (“SEC”), the text of which is below. A complete copy of this report can be found on the SEC’s website at www.sec.gov.
As a result of recent discussions with the RiskMetrics Group’s ISS Governance Services, McAfee, Inc. (“McAfee”) hereby confirms and clarifies that in accordance with Section 3.2 of McAfee’s 1997 Stock Incentive Plan, as amended (the “Plan”):
•	if any stock units are settled, then all shares of McAfee’s common stock (“Common Shares”) underlying such stock units shall reduce the number of Common Shares available for award under the Plan;

•	if any stock appreciation rights (“SARs”) granted under the Plan are exercised, then all Common Shares underlying such SARs shall reduce the number of Common Shares available for award under the Plan; and

•	to the extent that any (i) Common Shares are surrendered to McAfee in payment of the exercise price of a stock option, (ii) Common Shares are purchased by McAfee in the open market with the proceeds from the sale of Common Shares pursuant to the exercise of stock options, or (iii) Restricted Shares (as defined under the Plan) are repurchased by McAfee at their original purchase price, in each case, such Common Shares shall not be available for issuance under the Plan.
A copy of the Plan has been filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008.
IMPORTANT INFORMATION
McAfee filed a revised definitive proxy statement (“Proxy Statement”) in connection with its 2008 annual meeting of stockholders with the SEC on June 27, 2008. MCAFEE STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Stockholders are able to obtain additional copies of the Proxy Statement and any other documents filed by McAfee with the SEC for free at the SEC’s website at www.sec.gov. Copies of the Proxy Statement are also available for free at McAfee’s investor relations website at investor.mcafee.com or by writing our corporate secretary at 3965 Freedom Circle, Santa Clara, California 95054.
INFORMATION REGARDING PARTICIPANTS
Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of McAfee’s stockholders is available in the Proxy Statement.